SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 29, 2004

INERGY, L.P.

(exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2004, Inergy, L.P. (the “Partnership”) entered into a privately negotiated Common Unit Purchase Agreement with Kayne Anderson MLP Investment Company (“Kayne Anderson”) to issue and sell $75 million of common units representing limited partner interests (“Common Units”) in the Partnership. On November 29, 2004, the Partnership also entered into a privately negotiated Common Unit Purchase Agreement with Tortoise Energy Infrastructure Corporation (“Tortoise”) to issue and sell not less than $10 million and not more than $35 million of Common Units. The purchase price was based on the ten-day average closing price for the Common Units ending on November 17, 2004.

The Common Unit Purchase Agreements were entered into partially to fund the Partnership’s recently announced $475 million acquisition of Star Gas Propane, L.P., expected to close in December 2004. The closing of each sale of Common Units pursuant to each of the Common Unit Purchase Agreements is contingent on and will close concurrently with the closing of the acquisition of Star Gas Propane, L.P.

Each of Kayne Anderson and Tortoise has agreed not to sell any of the Common Units it acquires under its Common Unit Purchase Agreement until the expiration of six months after the closing of the purchase and sale of such Common Units.

On November 29, 2004, the Partnership also entered into separate registration rights agreements with each of Kayne Anderson and Tortoise relating to the Common Units to be purchased under their respective Common Unit Purchase Agreements that allow for the registered resale of the units after a six-month lock-up. Pursuant to each Registration Rights Agreement, the Partnership has agreed to file a shelf registration statement for the resale of the Common Units within 90 days after the issue date of the Common Units and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC within 240 days after the issue date.

The descriptions of the Common Unit Purchase Agreements and the Registration Rights Agreements above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Common Unit Purchase Agreements and the Registration Rights Agreements, copies of which are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 29, 2004, the Partnership entered into a privately negotiated Common Unit Purchase Agreement with Kayne Anderson to issue and sell $75 million of Common Units.

On December 2, 2004, the Partnership entered into a privately negotiated Common Unit Purchase Agreement with RCH Energy MLP Fund L.P. and RCH Energy MLP Fund-A L.P. to issue and sell $5 million of Common Units.

On November 29, 2004, the Partnership also entered into a privately negotiated Common Unit Purchase Agreement with Tortoise to issue and sell not less than $10 million and not more than $35 million of Common Units.

Pursuant to the terms of each Common Unit Purchase Agreement, in the event the Partnership is unable to issue and sell the Common Units under its effective registration statement on From S-3 (File No. 333-118941), the Common Units will be issued and sold by the Partnership in private transactions exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. For additional information about these Common Unit Purchase Agreements, see also Item 1.01 of this Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

On November 29, 2004, the Partnership entered into separate registration rights agreements with each of Kayne Anderson and Tortoise relating to the Common Units to be purchased under their respective Common Unit Purchase Agreements. For additional information about these Registration Rights Agreements, see also Item 1.01 of this Form 8-K.

The descriptions of the Registration Rights Agreements above do not purport to be complete and are qualified in its entirety by reference to the complete text of the Registration Rights Agreements, copies of which are filed as Exhibits to this Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On November 30, 2004, the Partnerships issued a press release announcing that it had entered into Common Unit Purchase Agreements with each of Kayne Anderson and Tortoise to issue and sell Common Units for anticipated aggregate net proceeds to the Partnership of approximately $85-$110 million. For additional information about these proposed sales, see also Item 1.01 of this Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of November 29, 2004 between Inergy, L.P. and Kayne Anderson MLP Investment Company

4.2	Registration Rights Agreement dated as of November 29, 2004 between Inergy, L.P. and Tortoise Energy Infrastructure Corporation

10.1	Common Unit Purchase Agreement dated as of November 29, 2004 between Inergy, L.P. and Kayne Anderson MLP Investment Company

10.2	Common Unit Purchase Agreement dated as of November 29, 2004 between Inergy, L.P. and Tortoise Energy Infrastructure Corporation

99.1	Press release dated November 30, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC Its Managing General Partner

Date: December 3, 2004	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Registration Rights Agreement dated as of November 29, 2004 between Inergy, L.P. and Kayne Anderson MLP Investment Company

4.2	Registration Rights Agreement dated as of November 29, 2004 between Inergy, L.P. and Tortoise Energy Infrastructure Corporation

10.1	Common Unit Purchase Agreement dated as of November 29, 2004 between Inergy, L.P. and Kayne Anderson MLP Investment Company

10.2	Common Unit Purchase Agreement dated as of November 29, 2004 between Inergy, L.P. and Tortoise Energy Infrastructure Corporation

99.1	Press release dated November 30, 2004